Exhibit 10.18

AMENDMENT OF

LEASE AGREEMENT

This Amendment of Lease Agreement (this “Amendment”) is made as of the 29th day of October, 2004, by and between B-LINE Holdings, L.C., a Utah limited liability company (the “Landlord”), and Medallion Bank, a Utah Industrial Bank (“the Tenant”).

WHEREAS, by an Agreement of Lease dated July 3, 2002, B-LINE Holdings, L.C., a Utah limited liability company as landlord (the “Landlord”) has leased the space containing approximately 2,786 rentable square feet (“RSF”) (2,459 useable square feet (“USF”), known as Suite 510 in the building located at 1100 East 6600 South, Salt Lake City, Utah (the “Building”) to Tenant (the “Lease”);

WHEREAS, Tenant desires to lease an additional 1,475 rentable square feet (1,302 useable square feet) in the Building (the “New Space”), as shown on Exhibit “A” attached hereto and made a part hereof, pursuant to the following terms and conditions.

NOW, THEREFORE, for and in consideration of the mutual entry into this Amendment, the parties hereto do hereby amend the Lease as follows to be effective as of Effective Date, as defined below:

1.    Premises. Premises means the space containing approximately 4,261 rental square feet (RSF) (3,761 useable square feet) shown outlined on a drawing attached hereto as Exhibit B and know as Suite 510, located on the fifth (5th) floor in the Building.

2.    Tenant’s Percentage. The Tenant’s Percentage shall be 6.458% (4,261 / 65,983 total rentable square feet).

3.    Term. The Effective Date of this amendment shall be upon completion of the improvements to the New Space, which is anticipated to be January 1, 2005, (the “Effective Date”). The term of the Lease shall continue until the same November 30, 2007 Termination Date.

4. Base Rent. “Base Rent” is modified to be:

LEASE YEAR	BASE RENTAL RATE	ANNUAL BASE RENT		MONTHLY INSTALLMENT
2004	$18.03 per RSF/yr.	$50,231.64	*	$4,185.97	*
2005	$18.57 per RSF/yr.	$79,126.77		$6,593.90
2006	$19.15 per RSF/yr	$81,598.15		$6,799.85
2007 until Nov. 30	$19.72 per RSF/yr.	$84,026.92		$7,002.24

*	The indicated annual and monthly rent is for the Premises without the addition of the New Space.

5.    Base Year. “Base Year” for all of the Premises remains calendar year 2002. In the event the Effective Date is other than January 1, 2005, then Tenant shall pay a prorata share of the Additional Rent for the calendar year of the Effective Date based upon its rentable square feet.

6.    Tenant Improvements Allowance. Landlord shall provide Tenant with a $7,812.00 Tenant Improvement Allowance to improve the New Space pursuant to the provisions provided for in Section 6, of the Lease. This provision shall be effective immediately upon execution hereof.

7.    Parking. Tenant shall have the right to use up to seventeen (17) non- reserved parking spaces in the Building’s parking (an increase of six (6) spaces). No separate fee shall be charged for this right.

8.    Ratification. As amended herein, the parties hereby ratify the Lease and acknowledge that the Lease is in full force and effect.

LANDLORD:

B-Line Holdings, L.C.

By:

Its: Manager

TENANT:

Medallion Bank, a Utah Industrial Bank

By:

Its:	President/CEO

6X7
COFFEE BAR
MEDALLION BANK 1,280 USF
COM. CLOSET 93 USF

PRELIMINARY 5TH FLOOR PLAN

SCALE: 1/16" = 1'-0"

E D A INC.
111 EAST BROADWAY
SUITE 200
SALT LAKE CITY
UTAH 84111
TEL 801 531.7600
EMAIL eda@edaarch.com

MEDALLION BANK EXPANSION
5TH FLOOR - MERRILL LYNCH BUILDING
MURRAY, UTAH

DATE: 10/20/04
JOB NO:
DWG REF:

SHEET NO.
DD-1

EXHIBIT “A”